PLEDGE AGREEMENT
(PARTNERSHIP INTERESTS)

THIS PLEDGE AGREEMENT (PARTNERSHIP INTERESTS) (as amended, modified, replaced, renewed, restated or extended from time to time, this “Agreement”), dated as of the 1st day of November, 2007, by and between WACHOVIA BANK, N.A., a national banking association (“Lender”), and NNN APARTMENT REIT HOLDINGS, L.P., a Virginia limited partnership (“Pledgor”).

RECITALS

WHEREAS: Pursuant to that certain Loan Agreement of even date herewith by and between NNN APARTMENT REIT, INC., a Maryland corporation (“Borrower”) and Lender (as the same may be amended, modified, renewed, restated, extended or replaced from time to time, the “Loan Agreement”), Lender has agreed to extend credit to Borrower on the terms and subject to the conditions set forth therein; and

WHEREAS: Pledgor owns one hundred percent (100%) of (i) the limited partnership interests in each of APARTMENT REIT WALKER RANCH, L.P., a Texas limited partnership (“Walker Ranch”), APARTMENT REIT HIDDEN LAKES, L.P., a Texas limited partnership (“Hidden Lakes”), APARTMENT REIT PARK AT NORTH GATE, L.P., a Texas limited partnership (“North Gate”) and APARTMENT REIT TOWNE CROSSING, L.P., a Texas limited partnership (“Towne Crossing”) (collectively, the “Owned LP’s” or the “Owned Companies” and each an “Owned Company”), (ii) the membership interests in each of Apartment REIT Walker Ranch GP, LLC, a Delaware limited liability company, Apartment REIT Hidden Lakes GP, LLC, a Delaware limited liability company, Apartment REIT Park at North Gate GP, LLC, a Delaware limited liability company and Apartment REIT Towne Crossing GP, LLC, a Delaware limited liability company (collectively, the “Property Owner GP’s”), each of which Property Owner GP’s is the sole general partner of the respective Owned LP, and (iii) [INTENTIONALLY OMITTED]; and

WHEREAS: As consideration for the credit facilities to be made available to Borrower pursuant to the Loan Agreement, Pledgor has agreed, as required pursuant to Paragraph 3 of the Loan Agreement, to pledge as security for Borrower’s obligations under the Loan Agreement certain of the Partnership Interests Pledgor owns in the Owned Companies; and

WHEREAS: Pledgor has agreed not to sell, convey, transfer or encumber in any way any of the general or limited partnership interests, or membership interests, as applicable, owned by Pledgor in any of the Property Owner GP’s or the Owned Companies so long as the Loan remains in effect; and

WHEREAS, one hundred percent (100%) of the general partnership interests in Pledgor are owned by Borrower, and one hundred percent (100%) of the limited partnership interests in Pledgor are owned by NNN Apartment REIT Advisor, LLC, a limited liability company which is under common ownership with Borrower, and Pledgor will derive benefit from the credit facilities to be made available to Borrower by Lender pursuant to the Loan Agreement;

NOW, THEREFORE, in consideration of the credit facilities to be made available pursuant to the Loan Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties do hereby agree as follows:

1. Definitions. All capitalized undefined terms used herein shall have the respective meanings assigned thereto in the Loan Agreement. In addition, the following terms, when used herein, shall have the following meanings:

“Collateral” means, collectively, (i) [INTENTIONALLY OMITTED], (ii) with respect to each of Walker Ranch, Hidden Lakes and Towne Crossing, forty-nine percent (49%) of the Partnership Interests of Pledgor in such Owned LP, whether now owned or hereafter acquired, (iii) with respect to North Gate, one hundred percent (100%) of the Partnership Interests of Pledgor in such Owned LP, whether now owned or hereafter acquired, and (iv) all proceeds of the property described in each of items (i), (ii) and (iii) above, including, without limitation, proceeds from any permitted sale or other disposition thereof (including without limitation all payment intangibles relating thereto).

[INTENTIONALLY OMITTED]

“Partnership Interests” means the entire limited partnership interests of Pledgor in each of the Owned LP’s, including, without limitation, Pledgor’s capital account, its interest as a limited partner in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of each of the Owned LP’s, its interest in all distributions made or to be made by any of the Owned LP’s to Pledgor and all of the other rights, titles and interests of Pledgor as a limited partner of each of the Owned LP’s, whether set forth in the partnership agreement of such Owned LP, by separate agreement or otherwise.

“UCC” means the North Carolina Uniform Commercial Code, or as to any matter governed by the Uniform Commercial Code of another jurisdiction, the Uniform Commercial Code of such other jurisdiction.

2. Pledge and Security Interest. As collateral security for the due and punctual payment and performance by Borrower of all of its obligations under the Loan Agreement and the other Loan Documents (collectively, the “Obligations”), Pledgor hereby pledges and assigns to Lender a continuing first priority security interest in and to the Collateral.

3. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable to perform all of its duties and obligations as a limited partner of each of the Owned LP’s, to the same extent as if this Agreement had not been executed, (b) the exercise by Lender of any of its rights hereunder shall not release Pledgor from any of its duties or obligations as a limited partner of any Owned Company, and (c) Lender shall not have any obligation or liability as a limited partner of any Owned Company by reason of this Agreement.

4. Representations and Warranties. Pledgor represents and warrants that:

(a) [INTENTIONALLY OMITTED.]

(b) Pledgor (i) owns one hundred percent (100%) of the limited partnership interests in, and is the sole limited partner of, each of the Owned LP’s, and (ii) owns one hundred percent (100%) of the membership interests in, and is the sole member of, each of the Property Owner GP’s, each of which owns one hundred percent (100%) of the general partnership interests in, and is the sole general partner of, the respective Owned LP.

(c) Pledgor is the legal and beneficial owner of the Collateral free and clear of all liens and encumbrances.

(d) The jurisdiction in which Pledgor is located for purposes of Section 9-307 of the UCC is the State of Virginia.

(e) Pledgor conducts business only under the name “NNN APARTMENT REIT HOLDINGS, L.P.,” and does not use and has not used any trade name, fictitious name or similar name.

(f) Properly completed financing or other statements have been filed in all necessary jurisdictions with respect to the Collateral, and certificates representing the Collateral have been delivered as may be required, so that the pledge and security interest granted pursuant to this Agreement constitutes a valid, continuing and perfected security interest in and lien on the Collateral under the UCC.

(g) Pledgor has full power and authority to execute this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement, and the performance of Pledgor’s obligations hereunder, have been duly authorized by all necessary corporate or other action of Pledgor.

(h) The execution, delivery and performance by Pledgor of this Agreement does not conflict with, or result in a breach or violation of, (i) any law, regulation or court order applicable to Pledgor or its property, (ii) any document or instrument to which Pledgor is a party or by which its assets may be bound, (iii) [INTENTIONALLY OMITTED], (iv) the partnership agreement of any of the Owned LP’s, or (v) any document, instrument or agreement evidencing or relating to any credit facility or loan to which any of the Owned Companies is a party.

(i) No authorization, approval or other action by, and no notice to or filing with, any governmental authority (other than as set forth in Section 4(f) above) is required (i) for the execution, delivery and performance of this Agreement by Pledgor, or (ii) for the exercise by the Lender of any rights or remedies in respect of the Collateral hereunder.

(j) None of the Partnership Interests in North Gate, Towne Crossing or Walker Ranch are dealt in or traded on securities markets, and the terms of the respective partnership agreements governing the Partnership Interests in North Gate, Towne Crossing and Walker Ranch do not provide that such interests are securities governed by Article 8 of the UCC. None of the Partnership Interests in North Gate, Towne Crossing or Walker Ranch is evidenced by a certificate of ownership.

(j) None of the Partnership Interests in Hidden Lakes are dealt in or traded on securities markets; however, the terms of the partnership agreement governing the Partnership Interests in Hidden Lakes provide that such interests are securities governed by Article 8 of the UCC. The Partnership Interests in Hidden Lakes are evidenced by a certificate of ownership.

5. Protection of Security Interest. Pledgor covenants that:

(a) Pledgor will, at all times the Loan Agreement remains in full force and effect, remain the legal and beneficial owner of the Collateral free and clear of all liens and encumbrances except for liens and encumbrances in favor of Lender. In furtherance of the foregoing, Pledgor will not sell, convey, transfer, assign or encumber in any way, all or any portion of the Collateral.

(b) Pledgor will, at all times the Loan Agreement remains in full force and effect, remain the legal and beneficial owner of (i) [INTENTIONALLY OMITTED], (ii) all Partnership Interests in each Owned LP, and (iii) all membership interests in each Property Owner GP, each of which in turn will remain the beneficial owner of all general partnership interests in the respective Owned LP, in each case free and clear of all liens and encumbrances except for, as to the Collateral, liens and encumbrances in favor of Lender. In furtherance of the foregoing, Pledgor will not sell, convey, transfer, assign or encumber in any way, all or any portion of any Partnership Interests, or any membership interests in the Property Owner GP’s, and will not permit the sale, conveyance, transfer, assignment or encumbrance, in any way, of any general partnership interests owned by any Property Owner GP in any Owned LP, in each case except in favor of Lender.

(c) Except upon thirty (30) days prior written notice to the Lender, Pledgor will not (i) change its name, identity, or corporate structure or jurisdiction of incorporation so as to make any financing or other statement filed as provided herein become seriously misleading, (ii) with respect to Hidden Lakes, opt out of Article 8 for purposes of classifying the Partnership Interests therein as securities or (iii) with respect to any other Owned LP, opt into Article 8 for purposes of classifying the Partnership Interests therein as securities.

(d) Pledgor will, upon request of Lender, prepare and deliver such financing statements, notices of lien, notices of assignment and continuations or amendments to any of the foregoing, and other documents (and pay the costs of filing or recording the same in all public offices deemed necessary by Lender) and do such other acts and things, all as Lender may from time to time request to establish and maintain a valid perfected first priority pledge and security interest in the Collateral to secure the payment of the Obligations. Pledgor hereby constitutes and appoints Lender (and any of its officers) as its attorney-in-fact with full power and authority to execute and deliver all documents necessary to perfect and keep perfected the security interests created hereby. This power of attorney hereby granted is a special power of attorney coupled with an interest and shall be irrevocable by Pledgor.

(e) Pledgor will pay or cause to be paid, prior to delinquency, all taxes, charges, liens and assessments against the Collateral, except to the extent and so long as (i) the same are being contested in good faith by appropriate proceedings, and (ii) the effect of any lien, charge or encumbrance is stayed pending final resolution.

(f) Pledgor will pay promptly on demand by Lender all advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Lender in protecting and preserving the Collateral or in exercising any right, power or remedy conferred by this Agreement.

(g) Without the prior written consent of the Lender, the Pledgor will not (i) vote to enable, or take any other action to permit, any Owned Company to issue any additional Partnership Interests, except for such additional Partnership Interests that will be subject to the security interest granted herein in favor of the Lender or (ii) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Lender to sell, assign or transfer any Collateral. The Pledgor will defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

(h) The Pledgor will deliver to the Lender all Partnership Interests evidenced by a certificate (including, without limitation, certificates evidencing the Partnership Interests in Hidden Lakes), together with such effective endorsements and assignments as may be required. If the Pledgor shall become entitled to receive or shall receive (i) any certificate evidencing any Collateral, whether in addition to, in substitution of, or as a conversion of, or in exchange for, any Collateral, or otherwise in respect thereof or (ii) any sums paid upon or in respect of any Collateral upon the liquidation or dissolution of any Owned Company, the Pledgor shall accept the same as the agent for the Lender, hold the same in trust for the Lender, segregated from other funds of the Pledgor, and promptly deliver the same to the Lender in accordance with the terms hereof.

6. Events of Default. The occurrence of an “Event of Default” (as defined in the Loan Agreement) which has not been cured during the applicable cure period, if any, provided for therein, shall constitute an event of default (an “Event of Default”) hereunder.

7. Lender’s Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, Lender shall be entitled, at its option, to exercise all such rights and remedies with respect to the Collateral as (i) are available under the UCC and (ii) are otherwise available at law or in equity. Without limiting the foregoing, the Lender shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Partnership Interests or other proceeds paid in respect of any Partnership Interests, and any or all of any Partnership Interests shall be registered in the name of the Lender or its nominee, and the Lender or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Partnership Interests at any meeting of partners of the relevant Owned Companies and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Partnership Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Partnership Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the partnership structure of any Owned Company or upon the exercise by the Pledgor or the Lender of any right, privilege or option pertaining to such Partnership Interests, and in connection therewith, the right to deposit and deliver any and all of the Partnership Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it; but the Lender shall have no duty to the Pledgor to exercise any such right, privilege or option and the Lender shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, the Pledgor hereby authorizes and instructs each Owned Company to (i) comply with any instruction received by it from the Lender in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Owned Company shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Partnership Interests directly to the Lender.

8. Miscellaneous.

(a) Lender shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on its part in refraining from so doing at any time. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and executed by the parties hereto (subject to the provisions of the Loan Agreement), and no waiver or omission to act by Lender as to any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default at a future time, and no single or partial exercise by Lender of any right or remedy shall preclude any other or future exercise of that or of any other right or remedy. The provisions, rights and remedies hereof are cumulative to and concurrent with those of all other agreements and documents held by Lender in connection with the Obligations.

(b) This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations.

(c) This Agreement, unless otherwise expressly set forth herein, shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

(d) TO THE EXTENT PERMITTED BY LAW, PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND INTO THE LOAN AGREEMENT.

(e) Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, or sent by overnight courier or by certified mail, postage prepaid, to the other party at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing in accordance with the terms and conditions hereof:

PLEDGOR:	NNN Apartment REIT Holdings, L.P.
c/o NNN Apartment REIT, Inc.
1551 N. Tustin Ave., Suite 200
Santa Ana, CA 92705
Attention: ________________
LENDER:	Wachovia Bank, National Association
One Wachovia Center, 16th Floor
301 South College Street
Charlotte, NC 28288-0172
Attention: Chris Troutman

(f) In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

(g) This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(h) This Agreement constitutes the final, exclusive and complete statement of the agreement of the parties hereto with respect to the subject matter hereof and all other prior or contemporaneous agreements with respect to the subject matter hereof are superseded hereby.

(i) The Pledgor hereby waives and releases any rights, demands, and defenses the Pledgor may have with respect to the Lender pursuant to any law or statute that requires that the Lender make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against the Pledgor under this Agreement, including any such rights the Pledgor might otherwise have had under N.C.G.S. §§ 26-7, et seq. and any successor statute and any other applicable law.

IN WITNESS WHEREOF, Pledgor and Lender have duly executed this Agreement, or caused this Agreement to be duly executed, as of the day and year first above written.

PLEDGOR:

NNN APARTMENT REIT HOLDINGS, L.P.,
a Virginia limited partnership

By: NNN APARTMENT REIT, INC.,

a Maryland corporation, its sole
general partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: CEO and President

LENDER:

WACHOVIA BANK, N.A.,

a national banking association

By: /s/ Bradford Chatigny
Name: Bradford Chatigny
Title: Vice President